Exhibit 32.1

CEO/CFO CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and Chief Financial Officer of BE Resources Inc., respectively, certify that, to the best of their knowledge and belief, the Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of BE Resources Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: April 27, 2012

/s/ Jon Pereira
Jon Pereira
President and Chief Executive Officer

/s/ Carmelo Marrelli
Carmelo Marrelli
Chief Financial Officer